Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)

	2003	2004	2005	2006	2007	2008
January	1.192	1.393	1.606	1.554	3.038	3.351
February	1.429	1.194	1.532	1.679	3.064	3.403
March	1.334	1.371	1.507	1.475	2.797	3.613
April	1.358	1.489	1.622	1.938	3.299	3.767
May	1.369	1.515	1.560	1.554	3.079	3.662
June	1.362	1.346	1.536	1.912	3.193	4.022
July	1.345	1.543	1.666	3.046	3.238	3.720
August	1.201	1.425	1.520	2.793	4.209	3.251
September	1.757	1.518	1.744	3.310	4.420	3.598
October	1.254	1.439	1.509	2.677	3.077
November	1.570	1.536	1.639	2.853	3.467
December	1.291	1.529	1.614	3.297	3.445